UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On September 6, 2022, Dollar General Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”) with respect to the Company’s issuance and sale of $750,000,000 aggregate principal amount of its 4.250% Notes due 2024 (the “2024 Notes”), $550,000,000 aggregate principal amount of its 4.625% Notes due 2027 (the “2027 Notes”), $700,000,000 aggregate principal amount of its 5.000% Notes due 2032 (the “2032 Notes”) and $300,000,000 aggregate principal amount of its 5.500% Notes due 2052 (the “2052 Notes” and, together with the 2024 Notes, the 2027 Notes and the 2032 Notes, the “Notes”). Settlement for the offering of the Notes is expected to occur on September 20, 2022. The net proceeds from the offering of the Notes will be used to repay all $900 million outstanding principal amount of the Company’s 3.250% senior notes due 2023, including payment of any applicable premium, to reduce its commercial paper notes outstanding (excluding $192 million of commercial paper notes held by one of its wholly-owned subsidiaries) and, to the extent of any remaining proceeds, for general corporate purposes, which may include the repayment of other indebtedness and repurchases of common stock under the Company’s existing share repurchase program.

The sale of the Notes is being made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-237519) (the “Registration Statement”), including a preliminary prospectus supplement dated September 6, 2022 (the “Prospectus Supplement”) to the prospectus contained therein dated April 1, 2020 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and a free writing prospectus dated September 6, 2022 (the “Free Writing Prospectus”), filed by the Company with the Commission, pursuant to Rule 433 under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Company for which they received or will receive customary fees and expenses. The Underwriters and their respective affiliates may also, from time to time, enter into arm’s-length transactions with the Company in the ordinary course of their business.

In addition, affiliates of the underwriters are lenders under the Company’s revolving credit facility. An affiliate of Citigroup Global Markets Inc. is the administrative agent and a joint lead arranger and bookrunner. An affiliate of BofA Securities, Inc. is the co-syndication agent. BofA Securities, Inc., an affiliate of U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are joint lead arrangers and bookrunners. Affiliates of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, Fifth Third Securities, Inc., PNC Capital Markets LLC, Regions Securities LLC and Truist Securities, Inc. are co-documentation agents under the Company’s revolving credit facility. Further, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., will serve as trustee under the indenture under which the Notes offered hereby will be issued.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

Notes Offering

In connection with the offering by the Company of the Notes, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and/or the Prospectus Supplement: (i) the Underwriting Agreement (Exhibit 1.1 hereto) and (ii) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 hereto).

Redemption of 2023 Notes

On September 6, 2022, the Company delivered a notice of conditional full redemption relating to the redemption of all $900,000,000 aggregate principal amount outstanding of its existing 3.250% Senior Notes due 2023 at a redemption price equal to the sum of the present values of the remaining scheduled payments of the principal and interest thereon to maturity (not including any portions of such payments of interest accrued as of the redemption date of October 6, 2022 (the "Redemption Date")) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, plus the accrued interest thereon to, but excluding, the Redemption Date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated September 6, 2022, among the Company, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-237519).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR GENERAL CORPORATION

Date: September 7, 2022	By:	/s/ John W. Garratt
	Name:	John W. Garratt
	Title:	President and Chief Financial Officer